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                                                                    EXHIBIT 23.5

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated April 3, 2000 (except with respect to the matters discussed in Note 23, as to which the date is March 16, 2001) and to all references to our Firm included or made as part of this registration statement.

                                          Arthur Andersen
                                          Chartered Accountants

January 3, 2002